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                                                                    EXHIBIT 10.2



                               FACTUAL DATA CORP.

                     1997 STOCK INCENTIVE PLAN, AS AMENDED



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                     1997 STOCK INCENTIVE PLAN, AS AMENDED
                                       OF
                               FACTUAL DATA CORP.

ARTICLE 1:  PURPOSE

         This 1997 Stock Incentive Plan, as amended, (the "Plan") is adopted by the Board of Directors of Factual Data Corp. (the "Corporation") this 1st day of February, 1998 in order that the interests of the Corporation may be advanced by enabling the Corporation to attract persons of training, experience and ability to continue as employees, directors and consultants of the Corporation, and to furnish additional incentive to such persons, upon whose initiative and efforts the successful conduct and development of the business of the Corporation largely depends, by encouraging such persons to become owners of the common stock of the Corporation.

ARTICLE 2:  ADMINISTRATION

         2.1 BOARD OF DIRECTORS: The Plan shall be administered by the Board of Directors of the Corporation or by a committee consisting of at least two or more non-employee directors (unless the context otherwise requires, the Board of Directors of the Corporation or committee thereof as provided herein shall be referred to herein as the "Board"). Acts of a majority of the Board, at which a quorum is present, or acts approved in writing by all of the members of the Board, shall be valid acts of the Board. The Board shall from time to time, in its discretion, determine by resolution the eligible persons, as defined in
Article 3, who shall be granted options or restricted stock, the amount of stock to be optioned or granted to each, the time (within the limitations prescribed in Article 6) when such options shall become exercisable and the conditions, if any, which must be met prior to exercise or the restricted stock becomes unrestricted.

         2.2 CONSTRUCTION: This interpretation and construction by the Board of any provisions of the Plan, or of any option or restricted stock granted under it, shall be final. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan, option or restricted stock granted under it.

         2.3 INDEMNIFICATION: In addition to such other legal rights of indemnification as they may have as members of the Board, the members of the Board shall be indemnified by the Corporation to the full extent set forth in the Corporation's Articles of Incorporation and Bylaws in respect of the administration and construction of the Plan.

ARTICLE 3:  ELIGIBILITY FOR PARTICIPATION

         Options under the Plan may be granted to employees, directors and consultants of the Corporation ("eligible person"). Notwithstanding the foregoing, for purposes of the Plan, and the Plan only, no person shall be granted an option or restricted stock award under the Plan unless such person:

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         1.       is an employee, director or consultant of by the Corporation;
                  and

         2. shall have first been presented with financial statements for the most recent fiscal year, plus all quarterly financial reports of the Corporation since the most recent fiscal year.

         Options or restricted stock may be issued to the same person on more than one occasion.

ARTICLE 4:   STOCK SUBJECT TO THE PLAN

         The stock for which options or restricted stock may be granted and which may be sold pursuant to the Plan shall not, subject to Article 7, exceed in the aggregate 1,000,000 shares of the Corporation's common stock. Such shares may be authorized and unissued shares or may be issued shares reacquired by the Corporation and referred to in the Corporation's Balance Sheet as "Treasury Stock." All shares for which an option or restricted stock award is granted under the Plan, which for any reason are not issued as a result of non-exercise of such option or fulfillment of the conditions and terms of a restricted stock award, shall be available for the granting of further options or restricted stock awards under the Plan.

ARTICLE 5:   RESTRICTED STOCK AWARDS

         5.1 GRANTS OF SHARES OF RESTRICTED STOCK: An award made pursuant to this Article 5 shall be granted in the form of shares of common stock, restricted as provided in this Article 5 ("Restricted Stock"). Shares of Restricted Stock shall be issued to the eligible person upon the payment of consideration as determined by the Board. The shares of Restricted Stock shall be issued in the name of the eligible person and shall bear a restrictive legend prohibiting sale, transfer, pledge or hypotheca tion of the shares of Restricted Stock until the expiration of the restriction period.

         The Board may also impose such other restrictions and conditions on the shares of Restricted Stock as it deems appropriate, including but not limited to requiring the eligible person to keep the Restricted Stock certificates, duly endorsed, in the custody of the Corporation while the restrictions remain in effect.

         5.2 RESTRICTION PERIOD: At the time a Restricted Stock award is made, the Board may establish a restriction period applicable to such award which shall not be more than ten (10) years. Each Restricted Stock award may have a different restriction period, at the discretion of the Board. In addition to or in lieu of a restriction period, the Board may establish a performance goal which must be achieved as a condition to the retention of the Restricted Stock. The performance goal may be based on the attainment of specified types of performance measurement criteria, which may differ as to various eligible persons or classes or categories of eligible persons. Such criteria may include, without limitation, the attainment of certain performance levels by the eligible person, the

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Corporation, a department or division of the Corporation and/or a group or class of eligible persons. Any such performance goals, together with the ranges of Restricted Stock awards for which the eligible persons may be eligible shall be set from time to time by the Board and shall be timely communicated in writing to the eligible persons in advance of the commencement of the performance of services to which such performance goals relate.

         5.3 FORFEITURE OR PAYOUT OF AWARD: In the event an eligible person ceases to be an employee, director or consultant during a restriction period, or in the event performance goals attributable to a Restricted Stock award are not achieved, subject to the terms of each particular Restricted Stock award, a Restricted Stock award is subject to forfeiture of the shares of common stock which had not previously been removed from restriction under the terms of the award.

         Any shares of Restricted Stock which are forfeited will be transferred to the Corporation. Any consideration paid by the eligible person for the Restricted Stock shall be returned, without interest, to such eligible person upon forfeiture.

         Upon completion of the restriction period and satisfaction of any performance-goal criteria, all restrictions upon the award will expire and new certificates representing the award will be issued or released without the restrictive legend. As a condition precedent to receipt of the certificates, the eligible person (or the designated beneficiary or personal representative of the eligible person) will agree to make payment to the Corporation in the amount of any taxes, payable by the eligible person, which are required to be withheld with respect to such shares of common stock.

         5.4 RIGHTS AS A STOCKHOLDER: An eligible person shall have all voting, dividend, liquidation and other rights with respect to common stock in accordance with its terms received by him or her as a Restricted Stock award under this section upon his or her becoming the holder of record of such common stock; provided, however, that the eligible person's right to sell, encumber or otherwise transfer such common stock shall be subject to the restrictions set forth in the grant of the award and elsewhere in this Plan.

ARTICLE 6:   STOCK OPTIONS

         6.1 GRANT OF OPTION: One or more options may be granted to any eligible person. Upon the grant of an option to an eligible person, the Board shall specify whether the option is intended to constitute a non-qualified stock option or an incentive stock option; provided, however, that incentive stock options may only be issued to persons who are employees of the Corporation. An incentive stock option is an option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (or a successor provision thereto).

         6.2 STOCK OPTION AGREEMENT: Each option granted under the Plan shall be evidenced by a written stock option agreement between the Corporation and the

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eligible person containing such terms and conditions as the Board determines, including, without limitation, provisions to qualify Incentive Stock Options as such under Section 422 of the Code. Such agreements shall incorporate the provisions of this Plan by reference. The date of granting an option is the date specified in the written stock option agreement which is signed by the eligible person and the Corporation.

         6.3 EXERCISE PRICE: The exercise price of the common stock offered to eligible persons under the Plan by grant of an incentive stock option to purchase common stock may not be less than the fair market value of the common stock at the date of grant; provided, however, that the exercise price shall not be less than 110% of the fair market value of the common stock on the date of grant in the event an optionee owns 10% or more of the common stock of the Corporation. The exercise price of the common stock offered to eligible persons under the plan by grant of a non-qualified stock option may be less than fair market value of the common stock at the date of grant.

         6.4 TERM OF OPTIONS: The terms of each option shall be no more than ten years from the date of grant as determined by the Board but shall be subject to earlier termination as subsequently provided; however, if an incentive stock option is granted to a person who, as of the date of grant, owns 10% or more of the Corporation's common stock, the term of the option shall be no more than five years.

         6.5 SCHEDULE FOR EXERCISE: Immediately after grant of an option, it may be exercised (subject to Sections 6.6 and 6.12) on terms and conditions as the Board shall so determine on the date of grant. The Board may limit an option by restricting its exercise in whole or in part for specified periods in its sole discretion.

         6.6 MANNER OF EXERCISE

             6.6.1 NOTICE TO THE CORPORATION: Each exercise of an option granted shall be made by the delivery by the optionee (or his legal representative, as the case may be) of written notice of such election to the Corporation, either in person or by certified mail to the Corporation's mailing address, stating the number of shares with respect to which the option is being exercised and specifying a date on which the shares will be taken and payment made therefor. Such date shall be at least 30 days after such notice is given.

             6.6.2 ISSUANCE OF STOCK: On the date specified in the notice of election, the Corporation shall deliver, or cause to be delivered, to the optionee (or his legal representative, as the case may be), stock certificates for the number of shares with respect to which the option is being exercised, against payment therefor. Delivery of the certificate(s) may be made at the office of the Corporation or at the office of a transfer agent appointed for the transfer of shares of the Corporation, as the Corporation shall determine. Shares shall be issued in the name of the optionee (or his legal representative, as the case may be). No shares shall be issued until full payment therefor shall have been made by cash or by certified check equal to the exercise price; provided

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however that the Board may adopt customary "cashless exercise" provisions if deemed appropriate. In the event of an failure on the date stated to pay for and accept delivery of the certificate(s) representing the full number of shares specified in the notice of election, the option shall become inoperative only as to those shares which are not paid for and accepted, but shall continue with respect to any remaining shares subject to the option as to which exercise has not yet been made.

         6.7  PURCHASE OF INVESTMENT

              6.7.1 WRITTEN AGREEMENT BY EMPLOYEES: Unless a registration statement under the Securities Act of 1933 is then in effect with respect to the common stock an eligible person receives upon exercise of his or her option, an eligible person shall acquire the common stock he or she receives upon exercise of the option for investment and not for resale or distribution, and he or she shall furnish the Corporation with a written statement to that effect when exercising the option and a reference to such investment warranty shall be inscribed on the stock certificate(s).

              6.7.2 REGISTRATION REQUIREMENT: Each option shall be subject to the requirement that, if at any time the Board determines that the listing, registration or qualification of the common stock subject to the option upon any securities exchange or quotation system, or under any state or Federal law is necessary or desirable as a condition of, or in connection with, the issuance of the common stock thereunder, the option may not be exercised in whole or in part unless such listing, registration or qualification shall have been effected or obtained (and the same shall have been free of any conditions not acceptable to the Board).

         6.8 DATE OF GRANT Each option granted under the Plan, unless otherwise specifically indicated, shall be granted as of the date of the Board's resolution conferring the option ("date of grant").

         6.9 ASSIGNMENT PROHIBITED: Any option granted under the Plan shall, by its terms, be exercisable during the lifetime of the optionee only by the optionee. It shall not be assigned, pledged or hypothecated in any way, shall not be subject to execution, and shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution. With respect to any option granted hereunder, any attempt of assignment, transfer, pledge, hypothecation, or other disposition thereof which is contrary to the provisions of the Plan, and the levy of any attachment or similar proceedings thereon, shall be null and void.

         6.10 TERMINATION OF OPTIONEE

              6.10.1 TERMINATION OTHER THAN BY DEATH OR DISABILITY: If the relationship of an optionee as identified in his particular stock option agreement terminates for any reason other than death or total and permanent disability, any options granted to the optionee under the Plan which have not been exercised shall be canceled, except that

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such optionee may exercise, within three months after such termination of such relationship, an option granted to him or her to the extent the option was exercisable on the date of termination of such relationship. The Plan will not confer upon any optionee any right with respect to continuance of such relationship with the Corporation; nor will it interfere in any way with the Corporation's right to terminate such relationship at any time.

              6.10.2 TERMINATION BY DEATH OR DISABILITY: In the event of the death of an optionee, any option held by him at the time of his death shall be transferred as provided in his will or as determined by the laws of descent and distribution, and may be exercised by the estate of the optionee, or by any person who acquired such option by bequest or inheritance from the optionee, at any time or from time to time within three months after the date of disability (such date to be determined by the Board), to the extent the option was exercisable on such date.

         6.11 RIGHTS AS A STOCKHOLDER: An optionee shall not by reason of any option granted pursuant to the Plan have any rights of a stockholder of the Corporation until the date of issuance of the stock certificate(s) to him in respect of exercise of an option granted hereunder.

         6.12 SPECIAL LIMITATIONS ON EXERCISE OF INCENTIVE STOCK OPTIONS: The aggregate fair market value (determined at the time the incentive stock option is granted) of the common stock with respect to which any incentive stock option is first exercisable during any calendar year shall not exceed $100,000.

ARTICLE 7:    CHANGES IN CAPITAL STRUCTURE

         7.1 STOCK DIVIDENDS AND SPLIT-UPS: If the Corporation shall, at any time prior to the termination date of the Plan, change its issued common stock into a greater number of shares of stock through a stock dividend or split-up of shares, the number of shares reserved for issuance under the Plan and the number of shares of stock deliverable with respect to each payment of the specified option price per share in connection with each exercise of an option after the record or effective date of such stock dividend or split-up of shares shall be proportionately increased and the price to be paid per share shall be decreased proportionately. Conversely, if the issued common stock of the Corporation shall, at any time within such period, be combined into a smaller number of shares of stock, the number of shares reserved for issuance under the Plan and the number of shares of stock deliverable with respect to each payment of the specified option price per share in connection with the exercise of an option after the record or effective date of such combination of shares shall be proportionately reduced and the price to be paid per share shall be increased proportionately. Notwithstanding any such proportionate increase or decrease, no fraction of a share of stock shall be issued on the exercise of an option.

         7.2 REORGANIZATION: If within the duration of an option there shall be a corporate merger consolidation, acquisition of assets, or other reorganization, and if such

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transaction shall affect the optioned stock, the optionee shall thereafter be entitled to receive upon exercise of his option those shares or securities that he would have received had the option been exercised prior to such transaction and the optionee had been a stockholder of the Corporation with respect to such shares. If such transaction shall affect a restricted stock award, all restrictions relating to the award will lapse and the common stock will become unrestricted.

         7.3 LIQUIDATION: Upon the complete liquidation of the Corporation, other than pursuant to a plan of reorganization or similar transaction of the nature specified in paragraph 7.2, any unexercised options granted under the Plan shall be canceled.

ARTICLE 8:    GOVERNING LAW

         Options and restricted stock awards granted under the Plan shall be construed and shall take effect in accordance with the laws of the State of Colorado.

ARTICLE 9:    AMENDMENT

         The Board of Directors (but not a committee of the Board) may amend or discontinue the Plan at any time provided that no unexercised option or restricted stock award granted under the Plan may be altered or canceled, except in accordance with its terms, without the written consent of the eligible person to whom the option or restricted stock award has been granted.

ARTICLE 10:   TAX WITHHOLDING

         The Corporation shall have the right to deduct from an award pursuant to the Plan any federal, state or local taxes as it deems to be required by law to be withheld with respect to such award. In the case of awards paid in common stock, the eligible person or other person receiving such common stock may be required to pay to the Corporation the amount of any such taxes which the Corporation is required to withhold with respect to such common stock. At the request of an eligible person, or as required by law, such sums as may be required for the payment of any estimated or accrued income tax liability may be withheld and paid over to the governmental entity entitled to receive the same. The Board may from time to time establish procedures for withholding of common stock.

ARTICLE 11:   TERM OF THE PLAN

         No option or restricted stock award shall be granted hereunder after the expiration of ten years from the earlier of the date on which the Plan was adopted by the Board of Directors or the date it was approved by the stockholders of the Corporation.

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                               FACTUAL DATA CORP.

                        INCENTIVE STOCK OPTION AGREEMENT


         THIS AGREEMENT, made this _____day of ________________, 199_, by and between FACTUAL DATA CORP. ("Company"), and _______________________________
(the "Optionee");


                             W I T N E S S E T H :

         WHEREAS, the Optionee on the date hereof is an employee of the Company or any affiliated corporation or any division thereof; and

         WHEREAS, to induce the Optionee to continue in his or her employ and to further his or her efforts in its behalf, the Company desires to grant to the Optionee an option to purchase shares of its Common Stock; and

         WHEREAS, the Company's Board of Directors and shareholders have adopted the 1997 Stock Incentive Plan (the "Plan").

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Optionee hereby agree as follows:

         1. Grant of Option. The Company hereby grants to the Optionee on the date of this Agreement the option to purchase ___________ (_________) shares of Common Stock of the Company (the "Option Stock") subject to the terms and conditions herein contained and subject to adjustment in such number of shares as provided in the Plan. This option is intended to be granted as an incentive stock option under the Internal Revenue Code of 1986.

         2. Option Price. During the term of this option, the purchase price for the shares of Option Stock granted herein is $________ per share, subject only to adjustment of such price as provided in the Plan.

         3. Exercisability and Term of Option. This option shall vest and become exercisable to the extent of 33-1/3% of the total number of shares of Option Stock specified in Paragraph 1 of this Agreement upon the first anniversary of the date the option is granted, which shall be the date above written. This option shall vest an additional 33-1/3% of the total number of shares of Option Stock upon the second anniversary of the date the option is granted and shall vest the final 33-1/3% of the total number of shares of Option Stock upon the third anniversary of the date this option is granted. To the extent the Optionee does not purchase in any option year the full number of shares which he or she is entitled to purchase in that year, he or she may purchase the same in any succeeding year until the term of such option shall expire. This option shall terminate ___________ years from the date this option is granted unless terminated earlier by reason of Optionee's death, disability or termination of employment as provided in more detail in Section 6.10 of the Plan and Paragraph 11 of this Agreement.




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         4. Personal Exercise by Optionee. This option shall, during the lifetime of the Optionee, be exercisable only by him or her and shall not be transferable by the Optionee, in whole or in part, other than by will or by the laws of descent and distribution. This option shall not, voluntarily or involuntarily, be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy.

         5. Manner of Exercise of Option. The option evidenced by this Agreement may be exercised by the Optionee (or by his or her permitted successor or successors) by giving written notice in the form of the notice attached hereto (the "Election Notice") to the Company at its principal place of business of an election to exercise such option. The Election Notice shall specify the number of shares of Option Stock to be purchased hereunder and specifying the date on which the shares will be taken and payment made therefor (such date shall be at least 30 days after the Election Notice is given), along with payment of the option price by ___________________ [CASH, CERTIFIED CHECK OR CASHLESS EXERCISE] upon payment of the full purchase price for the shares to be purchased. The Company shall deliver to the Optionee certificates for the Option Stock so purchased on the date specified in the Election Notice.

         6. Rights as a Shareholder. The Optionee or a transferee of this option shall have no rights as a shareholder with respect to any Option Stock until the date of the issuance of a stock certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued.

         7. Stock Option Plan. The option evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan is attached hereto and hereby made a part of this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. The Plan governs this Agreement, and, in the event of any question as to the construction of this Agreement or of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

         8. Withholding Taxes. Upon (i) the exercise of a non-statutory option or (ii) the disposition of any stock acquired pursuant to the exercise of an Incentive Stock Option prior to the expiration of two years from the date on which the Incentive Stock Option was granted or prior to the expiration of one year from the date on which the option was exercised, the Optionee shall provide the information and make the arrangements as specified in Article 10 of the Plan.

         9. Investment Purpose and Risks. (a) As a condition to the issuance by the Company of Option Stock pursuant to this Agreement, the Optionee, if required by the Company, shall (a) represent that the shares of Option Stock are being acquired for investment and not with a present intention of selling or otherwise distributing and to make such other representations as may be necessary in order to comply with federal and applicable state securities laws or appropriate to qualify the issuance of the shares as exempt from the Securities Act of 1933 and any other applicable securities laws, and (b) represent that Optionee shall not dispose of the shares of Option Stock in violation of the Securities Act of 1933 or any other applicable securities laws. The Company reserves the right to place a legend on any stock certificate issued pursuant to the exercise of this option to assure compliance with the foregoing.

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             (b) Optionee acknowledges that (i) an investment in the Option
Stock involves significant risks and may represent an illiquid investment, (ii) the Optionee is able to bear the economic risks of an investment in the Option Stock and is able to maintain his or her investment in the Option Stock for an indefinite period of time, and (iii) Optionee could bear a total loss of the investment.

             (c) Optionee is aware that he or she is afforded an opportunity to discuss matters pertinent to an investment in the Option Stock with the Company and is encouraged to request a copy of the Company's financial statement prior to exercise.

             (d) Optionee has such knowledge and experience in financial business matters to enable Optionee to evaluate the merits and risks of an investment in the Option Stock. Optionees without such knowledge and experience are strongly encouraged to consult with a financial, tax or legal advisor before investing in the Option Stock.

         10. Compliance with Securities Laws. This option shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Option Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Option Stock thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board of Directors or committee thereto. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

         11. Termination of Employment. In the event the Optionee shall cease to be employed by the Company for reasons other than death, disability, reorganization, or liquidation of the Company, this option shall terminate (notwithstanding Paragraph 3 of this Agreement) within the earlier of (1) three months after the date of termination or (2) the originally stated expiration date. This option shall be exercisable as provided above only to the extent the option was exercisable on the date of termination but had not previously been exercised.

         12. Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and the Optionee and any successor or successors of the Optionee permitted by Paragraph 4 above.

         IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement in the manner appropriate to each, as of the day and year first above written.

                                       FACTUAL DATA CORP.


                                       By:
                                           -------------------------------------

                                                Its
                                                    ----------------------------

                                       -----------------------------------------
                                       Optionee

                                       3

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                               FACTUAL DATA CORP.
                           1997 Stock Incentive Plan
                                Exercise Notice



1.    Number of shares with respect to which the Option is being exercised: ___

2.    Date of grant of option _________________________________________________

3.    Exercise price of option ________________________________________________

4.    Method of payment (check one):

           (A)      Certified check                           _________________
           (B)      Cashiers check                            _________________
           (C)      Money order                               _________________
           (D)      Factual Data Corp. common stock           _________________*
           (E)      Broker's check                            _________________

6.    Method of tax withholding, if applicable (check one):

           (A)      Personal check      _________________
           (B)      Payroll deduction   _________________
           (C)      Stockbroker check   _________________

7.    Name _____________________________

8.    Signature ________________________



      *  If authorized by the Board of Directors or committee thereof.

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